SUBSTITUTE POWER OF ATTORNEY

Pursuant to a written limited
power of attorney,
 a copy of which was
previously filed
 (the "Power of Attorney"),
 the undersigned,
Scott Siamas, has been constituted
 and appointed true and lawful
 attorney-in-fact and agent,
 with full power of substitution
 and resubstitution, to do
 and perform every act and thing
whatsoever requisite, necessary,
 or proper to be done in the
 exercise of the rights
 and powers granted in said
Power of Attorney, by the following individuals:

Alber, Laura
Conway, Conway
Hassenfield, Alan
Kroes, Neelie
Munoz, Oscar
Robertson, Sanford
Roos, John V.
Washington, Robin
Webb, Maynard
Wojcicki, Susan

Know all by these presents,
 that, pursuant to the powers
 granted to the undersigned
 in the Power of Attorney,
the undersigned hereby
 constitutes and appoints
 Sarah Dale as a substitute to
 the undersigned attorney-in-fact,
with full power of substitution
or resubstitution, and with full power
 and authority to do and perform every
act and thing whatsoever requisite,
 necessary or proper to be done
in the exercise of the rights and powers granted to the undersigned in said Power of Attorney.
For the avoidance of doubt, the
 foregoing appointment
shall not serve as a revocation
of the powers granted to the
 undersigned himself in the Power of Attorney.

This Substitute Power of Attorney
 shall remain in full force and effect
 unless and until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned
 has caused this Substitute Power
 of Attorney to be executed as of this 22nd day of February, 2023.


Signature: /s/ Scott Siamas
Name: Scott Siamas